Exhibit 3.1

AMENDED AND RESTATED BY-LAWS

OF

TURBOSONIC TECHNOLOGIES, INC.

ARTICLE I
OFFICES

Section 1. Registered Office. The registered office of the corporation shall be in the City of Dover, County of Kent, State of Delaware.

Section 2. Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II
STOCKHOLDERS

Section 1. Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. Nomination of persons for election to the board of directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the board of directors or (c) by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this Article, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Article.

Section 2. Notice to Stockholders. At any meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. For nominations or other business to be properly brought before a meeting by a stockholder pursuant to Section 1 of this Article, the stockholder must have given timely notice thereof in writing to the secretary of the corporation and such other business must be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the anniversary of the date on which the corporation first mailed its proxy materials for the immediately preceding annual meeting; provided, that in the event that the date of the annual meeting is changed by more than thirty (30) days from the anniversary date of the immediately preceding annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth:

(a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of capital stock of the corporation that are beneficially owned by such person, if any, and any other direct or indirect pecuniary or economic interest in any capital stock of the corporation of such person, including, without limitation, any derivative instrument, swap, option, warrant, short interest, hedge or profit sharing arrangement, and (iv) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, a description of all arrangements or understandings between such stockholder or beneficial owner and any other person or persons (including their names) in connection with the nomination and of any material interest in such nomination of such stockholder and the beneficial owner, if any, on whose behalf the nomination is made; provided, that the corporation may require any proposed nominee to furnish such other information as may be reasonably required by the corporation to determine the qualifications of such nominee to serve as a director of the corporation;

(b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of any resolution proposed to be adopted at the meeting, the reasons for conducting such business at the meeting and a description of all arrangements or understandings between such stockholder or beneficial owner and any other person or persons (including their names) in connection with the proposal of such business, and of any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made;

(c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (ii) the class and number of shares of the corporation that are owned beneficially and of record by such stockholder and such beneficial owner and any other direct or indirect pecuniary or economic interest in any capital stock of the corporation of any such person, including, without limitation, any derivative instrument, swap, option, warrant, short interest, hedge or profit sharing arrangement, and, in the case of such stockholder, his commitment to remain a stockholder through the date of the stockholders meeting with respect to which his notice was given, and (iii) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder or any such beneficial owner with respect to any share of stock of the corporation; and

(d) a representation that such stockholder and, if applicable, beneficial owner, intends to appear in person or by proxy at the stockholders meeting to make such nominations or bring such business before the meeting.

Notwithstanding anything in the second sentence of Section 2 of this Article to the contrary, in the event that the number of directors to be elected to the board of directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased board made by the corporation at least one hundred (100) days prior to the first anniversary of the mailing of proxy materials for the preceding year’s annual meeting, a stockholder’s notice required by this Article II shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.

For purposes of this Article, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the U.S. Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

The requirements of this Article apply to all stockholder nominations and all stockholder proposals, whether or not such nominations or proposals are sought to be included in the corporation’s proxy statement; provided, however, that nothing in this Article shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to and in accordance with Rule 14a-8 under the Exchange Act.

Section 3. Annual Meetings. Annual meetings of stockholders shall be held on such date and at such time as shall be designated by the board of directors from time to time and stated in the notice of the meeting. If any annual meeting for the election of directors shall not be held on the date designated therefor, the board of directors shall cause the meeting to be held as soon thereafter as is convenient. At each annual meeting, stockholders shall elect directors to succeed those whose terms expire in that year and transact such other business as may properly be brought before the meeting.

Section 4. Meeting Notices. Written notice of stockholder meetings, whether annual or special, stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) or more than sixty (60) days before the date of the meeting. Written notice of a special meeting shall state the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy, except a stockholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Except as otherwise required by law, notice of any meeting of stockholders following an adjournment shall not be required to be given if the time and place thereof are announced at the meeting that is adjourned.

Section 5. Voting Lists. The officer who has charge of the stock ledger of the corporation shall prepare and make or cause to be prepared and made through a transfer agent appointed by the board of directors, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 6. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation of the corporation, may be called at any time by the chairman, the chief executive officer, the president, or the secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority of the shares of capital stock of the corporation issued and outstanding that are entitled to vote.

Section 7. Quorum. The holders of a majority of the shares of capital stock issued and outstanding that are entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation of the corporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

When a quorum is present at any meeting, (a) the vote of the holders of a plurality of the shares of capital stock having voting power present in person or represented by proxy shall decide any election of directors or director nominees brought before the meeting, and (b) the vote of the holders of a majority of the shares of capital stock having voting power present in person or represented by proxy shall decide all other questions brought before the meeting, unless the question is one upon which, by statute, the rules or regulations of any stock exchange applicable to the corporation, the certificate of incorporation of the corporation, or these by-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 8. Voting of Shares. Unless otherwise specifically provided by statute, the certificate of incorporation of the corporation, or these by-laws, each stockholder shall at every meeting of the stockholders be entitled to one vote for each share of the capital stock having voting power held by such stockholder.

Section 9. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. Such authorization must be in writing and executed by the stockholder or his authorized officer, director, employee, or agent. To the extent permitted by law, a stockholder may authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a facsimile or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission; provided, that the facsimile or electronic transmission either sets forth or is submitted with information from which it can be determined that the facsimile or electronic transmission was authorized by the stockholder. A copy, facsimile transmission or other reliable reproduction of a writing or transmission authorized by this Section 9 may be substituted for or used in lieu of the original writing or electronic transmission for any and all purposes for which the original writing or transmission could be used; provided, that such copy, facsimile transmission or other reproduction shall be a complete reproduction of the entire original writing or transmission. No ballot, proxies or votes, nor any revocations thereof or changes thereto shall be accepted after the time set for the closing of the polls unless the Court of Chancery, upon application of a stockholder, shall determine otherwise. Each proxy shall be delivered to the inspectors of election prior to or at the meeting. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing a subsequent duly executed proxy with the secretary of the corporation. The vote for directors shall be by ballot.

Section 10. Stock Ledger. The stock ledger of the corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 5 of this Article or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 11. Conduct of Meeting. Unless otherwise provided by the board of directors or these bylaws, the chairman of the board shall act as chairman; and the secretary, or in his absence an assistant secretary, shall act as secretary of the meeting. The order of business shall be determined by the chairman of the meeting.

ARTICLE III
DIRECTORS

Section 1. Number of Directors. The board of directors shall consist of not less than seven (7) directors nor more than ten (10) directors, with the actual number to be established by resolution of the board of directors. The number of directors may be changed at any time and from time to time at a meeting of stockholders by the affirmative vote of the holders of a majority of the shares of capital stock issued and outstanding and entitled to vote thereat, or by the written consent of the holders of a majority of such shares of capital stock or by resolution of the board of directors, adopted by a majority of the whole board, except that no decrease shall shorten the term of any incumbent director unless such director is specifically removed pursuant to Article III, Section 6 of these by-laws at the time of such decrease.

Section 2. Election and Term of Directors. Directors shall be elected annually, by election at the annual meeting of stockholders or by the written consent of the holders of a majority of the shares of capital stock issued and outstanding and having voting power in lieu of such meeting, and shall hold office until the next annual election. The term of office of each director shall be from the time of his election and qualification until the annual election of directors next succeeding his election and until his successor shall have been elected and shall have qualified. If the annual election of directors is not held on the date designated therefor, the directors shall cause such election to be held as soon thereafter as convenient.

Section 3. Nominations of Directors. Only such persons who are nominated in accordance with the procedures set forth in Article II, Section 2 of these by-laws shall be eligible to serve as directors. Except as otherwise provided by statute, the certificate of incorporation of the corporation, or these by-laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these bylaws and, if any proposed nomination or business is not in compliance with these by-laws, to declare that such defective nomination or proposal shall be disregarded. The chairman of the meeting of stockholders, if the facts warrant, shall determine and declare to the meeting that any nomination or business was not properly brought before the meeting and in accordance with the provisions of these by-laws, and if he should so determine, the chairman shall so declare to the meeting, and any such nomination or business not properly brought before the meeting shall not be transacted.

Section 4. Vacancies and Newly Created Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by election at a meeting of stockholders or by the written consent of the holders of a majority of the shares of capital stock issued and outstanding and having voting power in lieu of a meeting. Except as otherwise provided by statute, the certificate of incorporation of the corporation, or these by-laws, vacancies (except vacancies arising from the removal of directors) and any newly created directorships resulting from any increase in the authorized number of directors may be filled by resolution of the board of directors, adopted by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

Section 5. Resignation. Any director may resign from his office at any time either by oral tender of resignation at any meeting of the board or by oral tender to the chairman of the board, if any, or to the chief executive officer or to the president or by giving written notice to the secretary of the corporation. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof, and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective.

Section 6. Removal. Any or all of the directors may be removed at any time, with or without cause, at a meeting by the affirmative vote of the holders of a majority of the shares of capital stock issued and outstanding and entitled to vote thereat, or by the written consent of the holders of a majority of such shares of capital stock.

Section 7. Meetings. Meetings of the board, regular or special, may be held at any place within or without the State of Delaware. An annual meeting of the board for the appointment of officers and the transaction of any other business shall be held after each annual election of directors. If an annual meeting of stockholders is held at which such election occurs, the annual meeting of the board shall be held at the same place and immediately following the holding of such meeting of stockholders, and no notice thereof need be given. If an annual election of directors occurs by written consent in lieu of the annual meeting of stockholders, the annual meeting of the board shall take place as soon after such written consent is duly filed with the corporation as is practicable, either at the next regular meeting of the board or at a special meeting. The board may fix times and places for regular meetings of the board and no notice of such meetings need be given. A special meeting of the board shall be held whenever called by the chairman of the board, if any, or by the chief executive officer or the president or by at least one-third of the directors for the time being in office, at such time and place as shall be specified in the notice or waiver thereof. Notice of each special meeting shall be given by the secretary or by a person calling the meeting to each director not later than the second day before the meeting.

Section 8. Organization. At each meeting of the board of directors, the chairman of the board of directors, or in his absence, the chief executive officer, or in his absence, the president, or in his absence, a vice chairman, or in the absence of all of said officers, a chairman chosen by a majority of the directors present, shall preside. The secretary of the corporation, or in his absence, an assistant secretary, if any, or, in the absence of both the secretary and assistant secretaries, any person whom the chairman shall appoint, shall act as secretary of the meeting.

Section 9. Quorum and Voting. A majority of the whole board shall constitute a quorum for the transaction of business, but, if there be less than a quorum at any meeting of the board, a majority of the directors present may adjourn the meeting from time to time, and no further notice thereof need be given other than announcement at the meeting which shall be so adjourned. Except as otherwise provided by statute, the certificate of incorporation of the corporation, or by these by-laws, the act of a majority of the whole board at a meeting at which a quorum is present shall be the act of the board of directors.

Section 10. Written Consent of Directors in Lieu of a Meeting. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or of such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the board or committee.

Section 11. Participation by Conference Telephone. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the board of directors, or any committee designated by the board, may participate in a meeting of the board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 11 shall constitute presence in person at such meeting.

Section 12. Committees. The board of directors may, by resolution passed by a majority of the whole board, designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the corporation. The board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee; provided, however, that, if the resolution of the board of directors so provides, in the absence or disqualification of any such member or alternate member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member or alternate member. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution or amending the by-laws of the corporation; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of capital stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. A majority of those entitled to vote at any meeting of any committee shall constitute a quorum for the transaction of business at that meeting.

Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

Section 13. Compensation. Unless otherwise restricted in the certificate of incorporation or these by-laws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors or committee and may be paid a fixed sum for attendance at each meeting of the board of directors or such committee and/or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV
OFFICERS, AGENTS AND EMPLOYEES

Section 1. Appointment and Qualification. The officers of the corporation shall be a chief executive officer, a president, a secretary and a treasurer, and may include a chairman of the board, one or more vice presidents, one or more assistant secretaries and one or more assistant treasurers, all of whom shall be appointed by the board of directors. Any number of offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity. Each of the officers shall serve until the annual meeting of the board of directors next succeeding his appointment and until his successor shall have been chosen and qualified. The board may appoint, and may delegate power to appoint, such other officers, agents and employees as it may deem necessary or proper, who shall hold office for such period, have such authority and perform such duties as may from time to time be prescribed by the board.

Section 2. Removal of Officer, Agent or Employee. Any officer, agent or employee of the corporation may be removed by the board of directors with or without cause at any time, and the board may delegate such power of removal as to officers, agents and employees not appointed by the board of directors. Such removal shall be without prejudice to such person’s contract rights, if any, but the appointment of any person as an officer, agent or employee of the corporation shall not of itself create contract rights.

Section 3. Compensation and Bond. The compensation of the officers of the corporation shall be fixed by the board of directors, but this power may be delegated to any officer in respect of other officers under his control. The corporation may secure the fidelity of any or all of its officers, agents or employees by bond.

Section 4. Chairman of the Board. The chairman of the board, if there be one, shall preside at all meetings of stockholders and of the board of directors, and shall have such other powers and duties as may be delegated to him by the board of directors. The chairman of the board of directors shall see that all orders and resolutions of the board of directors are carried into effect and shall from time to time report to the board of directors all matters within his knowledge that the interests of the corporation may require to be brought to his notice. The chairman of the board of directors shall also perform such other duties and he may exercise such other powers as from time to time may be prescribed by these by-laws or by the board of directors.

Section 5. Chief Executive Officer. The chief executive officer, subject to the oversight of the board of directors, shall have general supervision, direction and control of the business and the officers, employees and agents of the corporation. In the absence of the chairman of the board, the chief executive officer, if such officer is a director, shall preside at all meetings of the board of directors, unless the board of directors determines otherwise. He may employ and discharge officers, employees and agents of the corporation, except such as shall be appointed by the board, may vote the stock or other securities of any other domestic or foreign corporation of any type or kind which may at any time be owned by the corporation, may execute any stockholders’ or other consents in respect thereof, and may in his discretion delegate such powers. The chief executive officer shall perform such other duties and have such other powers as the board of directors shall designate from time to time.

Section 6. President. Subject to the oversight of the board of directors and the supervision, control and authority of the chief executive officer, the president shall have general supervision, direction and control of the business and the officers, employees and agents of the corporation. The president shall perform such other duties and have such other powers as the board of directors shall designate from time to time.

Section 7. Vice Presidents. Each vice president shall have such powers and perform such duties as the board of directors or the chief executive officer or the president may from time to time prescribe. In the absence or inability to act of the chief executive officer and the president, unless the board of directors shall otherwise provide, the vice president who has served in that capacity for the longest time and who shall be present and able to act, shall perform all the duties and may exercise any of the powers of the chief executive officer. The performance of any duty by a vice president shall, in respect of any other person dealing with the corporation, be conclusive evidence of his power to act.

Section 8. Treasurer. The treasurer shall have charge of all funds and securities of the corporation, shall endorse the same for deposit or collection when necessary and deposit the same to the credit of the corporation in such banks or depositories as the board of directors may authorize. He may endorse all commercial documents requiring endorsements for or on behalf of the corporation and may sign all receipts and vouchers for payments made to the corporation. He shall have all such further powers and duties as generally are incident to the position of treasurer or as may be assigned to him by the chief executive officer or the president or the board of directors.

Section 9. Secretary. The secretary shall record all proceedings of meetings of the stockholders and directors in a book kept for that purpose and shall file in such book all written consents of the stockholders or directors to any action taken without a meeting and shall perform like duties for any committee of the board of directors when required. He shall attend to the giving and serving of all notices of the corporation. He shall have custody of the seal of the corporation and shall attest the same by his signature whenever required. He shall have charge of the stock ledger and such other books and papers as the board of directors may direct, but he may delegate responsibility for maintaining the stock ledger to any transfer agent appointed by the board. He shall have all such further powers and duties as generally are incident to the position of secretary or as may be assigned to him by the chief executive officer or the president or the board of directors.

Section 10. Assistant Treasurers. In the absence or inability to act of the treasurer, any assistant treasurer may perform all the duties and exercise all the powers of the treasurer. The performance of any such duty shall, in respect of any other person dealing with the corporation, be conclusive evidence of his power to act. An assistant treasurer shall also perform such other duties as the Treasurer or the board of directors may assign to him.

Section 11. Assistant Secretaries. In the absence or inability to act of the secretary, any assistant secretary may perform all the duties and exercise all the powers of the secretary. The performance of any such duty shall, in respect of any other person dealing with the corporation, be conclusive evidence of his power to act. An assistant secretary shall also perform such other duties as the secretary or the board of directors may assign to him.

Section 12. Delegation of Duties. In case of the absence of any officer of the corporation, or for any other reason that the board of directors may deem sufficient, the board of directors may temporarily confer the powers or duties of such officer upon any other officer or upon any director.

Section 13. Other Positions. The chief executive officer may authorize the use of titles, including the titles of chairman, president and vice president, by individuals who hold management positions with the business groups, divisions or other operational units of the corporation, but who are not and shall not be deemed officers of the corporation. Individuals in such positions shall hold such titles at the discretion of the appointing officer, who shall be the chief executive officer or any officer to whom the chief executive officer delegates such appointing authority, and shall have such powers and perform such duties as such appointing officer may from time to time determine.

ARTICLE V
INTERESTED DIRECTORS AND OFFICERS

Section 1. No contract or transaction between or among the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or a committee thereof that authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if:

(a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(b) The material facts as to his relationship or interests and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(c) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee that authorizes the contract or transaction.

ARTICLE VI
INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1. Right to Indemnification. To the fullest extent permitted by applicable law, the corporation shall indemnify (and advance expenses to) directors and officers, and may indemnify (and advance expenses to) employees and agents (and any other persons to which Delaware law permits the corporation to provide indemnification) through these by-laws, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law (“DGCL”), subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to any action for breach of duty to the corporation, its stockholders, and others.

No director of the corporation shall be personally liable to the corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 174 of the DGCL or any amendment thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, such director (1) shall have breached the director's duty or loyalty to the corporation or its stockholders, (2) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law, or (3) shall have derived an improper personal benefit. If the DGCL is hereafter amended to permit the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment, the indemnification rights conferred by this Article shall be broadened to the fullest extent permitted by the DGCL, as so amended.

Each person who was or is made a party or is threatened to be made a party to or is in any way involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), including any appeal therefrom, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the corporation or a direct or indirect subsidiary of the corporation, or is or was serving at the request of the corporation as a director or officer of another entity or enterprise, or was a director or officer of a foreign or domestic corporation that was predecessor corporation of the corporation or of another entity or enterprise at the request of such predecessor corporation (the “Indemnified Persons”), shall be indemnified and held harmless by the corporation, and the corporation shall advance all expenses incurred by any such person in defense of any such Proceeding prior to its final determination, to the fullest extent authorized by the DGCL. In any Proceeding against the corporation to enforce these rights, such person shall be presumed to be entitled to indemnification and the corporation shall have the burden of proving that such person has not met the standards of conduct for permissible indemnification set forth in the DGCL.

The rights to indemnification and advancement of expenses conferred by this Article shall be presumed to have been relied upon by the Indemnified Persons in serving or continuing to serve the corporation and shall be enforceable as contract rights. Said rights shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled. The corporation may, upon written demand presented by an Indemnified Person, enter into contracts to provide such persons with specified rights to indemnification, which contracts may confer rights and protections to the maximum extent permitted by the DGCL, as amended and in effect from time to time.

Section 2. Protection of Rights. If a claim under this Article is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce the right to be advanced expenses incurred in defending any Proceeding prior to its final disposition where the required undertaking, if any, has been tendered to the corporation) that the claimant has not met the standards of conduct that make it permissible under the DGCL for the corporation to indemnify the claimant for the amount claimed, but the claimant shall be presumed to be entitled to indemnification and the corporation shall have the burden of proving that the claimant has not met the standards of conduct for permissible indemnification set forth in the DGCL.

Section 3. Miscellaneous.

(i)     Non-Exclusivity of Rights. The rights conferred on any person by this Article shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise. The board of directors shall have the authority, by resolution, to provide for such indemnification of employees or agents of the corporation or others and for such other Indemnified Persons as it shall deem appropriate.

(ii)     Insurance, Contracts and Funding. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of, or person serving in any other capacity with, the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expenses, liabilities or losses, whether or not the corporation would have the power to indemnify such person against such expenses, liabilities or losses under the DGCL. The corporation may enter into contracts with any Indemnified Person in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect the advancing of expenses and indemnification as provided in this Article.

(iii)   Contractual Nature. The provisions of this Article shall be applicable to all Proceedings commenced or continuing after its adoption, whether such arise out of events, acts or omissions that occurred prior or subsequent to such adoption, and shall continue as to a person who has ceased to be an Indemnified Person and shall inure to the benefit of the heirs, executors and administrators of such person. This Article shall be deemed to be a contract between the corporation and each person who, at any time that this Article is in effect, serves or agrees to serve in any capacity that entitles him to indemnification hereunder and any repeal or other modification of this Article or any repeal or modification of the DGCL or any other applicable law shall not limit any Indemnified Person’s entitlement to the advancement of expenses or indemnification under this Article for Proceedings then existing or later arising out of events, acts or omissions occurring prior to such repeal or modification, including, without limitation, the right to indemnification for Proceedings commenced after such repeal or modification to enforce this Article with regard to Proceedings arising out of acts, omissions or events occurring prior to such repeal or modification.

(iv)     Severability. If this Article or any portion hereof shall be invalidated or held to be unenforceable on any ground by any court of competent jurisdiction, the decision of which shall not have been reversed on appeal, such invalidity or unenforceability shall not affect the other provisions hereof, and this Article shall be construed in all respects as if such invalid or unenforceable provisions had been omitted therefrom.

ARTICLE VII
CAPITAL STOCK

Section 1. Certificates. Certificates for shares of capital stock of the corporation shall be in such form as shall be approved by the board of directors, unless and until the board of directors adopts a resolution permitting shares to be uncertificated. Notwithstanding the adoption of any such resolution providing for uncertificated shares, every holder of capital stock of the corporation shall be entitled to have a certificate signed by or in the name of the corporation by the chairman of the board, if any, or the chief executive officer or the president or a vice president and by the secretary or an assistant secretary or the treasurer or an assistant treasurer. Such certificates may be sealed with the seal of the corporation or a facsimile thereof, and shall contain such information as is required by statute to be stated thereon. If any certificate is countersigned by a transfer agent or registrar other than the corporation or its employee, any other signature on the certificate may be a facsimile. In case any officers, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officers, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

If the corporation shall be authorized to issue more than one class of capital stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of capital stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of capital stock; provided, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of capital stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of capital stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 2. Transfers of Stock. Transfers of shares of capital stock shall be made only upon the books of the corporation by the holder, in person or by duly authorized attorney, and on the surrender of the certificate or certificates for such stock properly endorsed. The board of directors shall have the power to make all such rules and regulations, not inconsistent with the certificate of incorporation of the corporation and these by-laws, as the board may deem appropriate concerning the issue, transfer and registration of certificates for capital stock of the corporation. The board may appoint one or more transfer agents or registrars of transfers, or both, and may require all stock certificates evidencing shares of capital stock to bear the signature of either or both.

Section 3. Lost, Stolen or Destroyed Certificates. The corporation may issue a new stock certificate in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate or his legal representative to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate. The board may require such owner to satisfy other reasonable requirements.

Section 4. Fixing Record Date.

(a)     In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the board of directors may fix, in advance, a record date, which shall be not less than ten (10) nor more than sixty (60) days prior to the date of such meeting. If the board of directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the board of directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.

(b)     In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix, in advance, a record date which shall not be more than ten (10) days after the date upon which the board of directors adopts the resolution fixing the record date.

(c)     In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date which shall not be more than sixty days prior to such action.

Section 5. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of capital stock to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VIII
MISCELLANEOUS

Section 1. Seal. The seal of the corporation shall be circular in form and shall bear, in addition to any other emblem or device approved by the board of directors the name of the corporation, the year of its incorporation and the words “Corporate Seal” and “Delaware”. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 2. Written Notice. Whenever notice is required to be given by statute, or the certificate of incorporation of the corporation, or these by-laws, to any director or stockholder, such notice shall be in writing and shall be given in person or by mail to such director or stockholder. If mailed, such notice shall be addressed to such director or stockholder at his address as it appears on the records of the corporation, with first class postage thereon prepaid, and shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telephone, facsimile, or other form of electronic transmission.

Section 3. Waiver of Notice. Whenever notice is required to be given by statute, or the certificate of incorporation of the corporation, or these by-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. In the case of a stockholder, such waiver of notice may be signed by such stockholder’s attorney or a proxy duly appointed in writing. Attendance of a stockholder at a meeting of stockholders, or attendance of a director at a meeting of the board of directors or any committee thereof, shall constitute a waiver of notice of such meeting, except when such stockholder or director, as the case may be, attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting, of the stockholders or of the directors need be specified in any written waiver of notice.

Section 4. Checks, Notes, Drafts, Etc. Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the board of directors by resolution shall from time to time designate.

Section 5. Amendments. These by-laws or any of them may be altered or repealed, and new by-laws may be adopted at a meeting, by the affirmative vote of the holders of a majority of the shares of capital stock issued and outstanding and entitled to vote thereat, or by the written consent of the holders of a majority of such shares of capital stock. The board of directors shall also have power, by a majority vote of the whole board, to alter or repeal any of these by-laws, and to adopt new by-laws.

Section 6. Headings. The article and section headings used in these by-laws are included solely for ease of reference.

Section 7. Gender. The use of a gender in these by-laws shall be deemed to include the masculine, feminine and neuter whenever necessary or appropriate.